UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2016

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 1559 , Bothell, WA	98041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 425-892-4322

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On November 15, 2016, Marina Biotech, Inc. (the “Company”), Ithena Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), IthenaPharma Inc., a Delaware corporation (“Ithena”), and Vuong Trieu, as the Ithena Representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub merged with and into Ithena, with Ithena surviving as a wholly owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, without any action on the part of any shareholder, each issued and outstanding share of Ithena’s common stock, other than shares to be cancelled pursuant to the Merger Agreement, was converted into the right to receive 10.510708 shares of the Company’s common stock (the “Exchange Ratio”). Ithena shareholders were not entitled to receive fractional shares in the Merger. Instead, a holder of Ithena’s common stock that would otherwise have been entitled to receive a fractional share of the Company’s common stock in the Merger received one full additional share of the Company’s common stock.

In addition, in connection with the Merger, each outstanding Ithena warrant was assumed by the Company and converted into a warrant representing the right to purchase shares of the Company’s common stock, with the number of shares underlying such warrant and the exercise price thereof being adjusted by the Exchange Ratio, with any fractional shares rounded down to the next lowest number of whole shares.

As a result of the Merger, the former holders of Ithena common stock immediately prior to the completion of the Merger own approximately 65% of the issued and outstanding shares of the Company’s common stock following the completion of the Merger.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

License Agreement

In connection with the Merger Agreement and the closing of the Merger, on November 15, 2016, the Company entered into a License Agreement with Autotelic LLC, a stockholder of Ithena and an entity of which Dr. Trieu serves as Chief Executive Officer, pursuant to which (A) the Company licenses to Autotelic LLC certain patent rights, data and know-how relating to Familial Adenomatous Polyposis and nasal insulin, for human therapeutics other than for oncology-related therapies and indications, and (B) Autotelic LLC licensed to the Company certain patent rights, data and know-how relating to IT-102 and IT-103, in connection with individualized therapy of pain using a non-steroidal anti-inflammatory drug and an anti-hypertensive without inducing intolerable edema, and treatment of certain aspects of proliferative disease, but not including rights to IT-102/IT-103 for TDM guided dosing for all indications using an Autotelic TDM Device. The Company also granted a right of first refusal to Autotelic LLC with respect to any license by the Company of the rights licensed by or to the Company under the License Agreement in any cancer indication outside of gastrointestinal cancers.

The License Agreement shall immediately terminate, all rights granted by a licensor under the License Agreement shall immediately revert forthwith to the applicable licensor, all benefits which have accrued under the License Agreement shall automatically be transferred to the applicable licensor, and all rights, title and interest in the licensed intellectual property shall immediately revert back to the applicable licensor if: (i) the applicable licensee makes a general assignment for the benefit of its creditors prior to the two (2) year anniversary of the date of the License Agreement; (ii) the applicable licensee applies for or consents to the appointment of a receiver, a custodian, a trustee or liquidator of all or a substantial part of its intellectual property prior to the two (2) year anniversary of the date of the License Agreement; (iii) prior to the two (2) year anniversary of the date of the License Agreement, and without the consent of the applicable licensor, the applicable licensee effects a Change of Control Transaction (as defined in the License Agreement); (iv) the applicable licensee ceases operations; or (v) the applicable licensee fails to take any material steps, as reasonably determined by the applicable licensor, to develop the licensed intellectual property prior to the one (1) year anniversary of the date of the License Agreement (each of the foregoing items (i) through (v), a “Termination Event”). Upon the occurrence of any Termination Event, the applicable licensee shall immediately discontinue all use of the licensed intellectual property.

The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the License Agreement. The omitted material will be included in the request for confidential treatment.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, a redacted copy of which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Master Services Agreement

In connection with the Merger Agreement and the closing of the Merger, on November 15, 2016, the Company entered into a Master Services Agreement with Autotelic Inc., a stockholder of Ithena and an entity of which Dr. Trieu serves as Chairman of the Board, pursuant to which Autotelic Inc. agreed to provide certain business functions and services from time to time during regular business hours at the Company’s request (the “Master Services Agreement”). The Master Services Agreement has a term of ten years, though either party can terminate it by giving to the other party ninety (90) days’ prior written notice of such termination (provided that the final day of the term shall be on the last day of the calendar month in which the noticed termination date falls).

As partial consideration for the services to be performed by Autotelic Inc. under the Master Services Agreement, during the period prior to the date on which the Company has completed an equity offering of either common or preferred stock in which the gross proceeds therefrom is no less than $10 million, the Company shall issue to Autotelic Inc. warrants to purchase shares of the Company’s common stock (the “MSA Warrants”), with the number of shares of common stock for which such MSA Warrants are exercisable, and the exercise price for such MSA Warrants, being based on the closing price of the Company’s common stock; provided, that in no event shall such price be lower than the lower of (x) $0.28 per share or (y) the lowest exercise price of any warrants that have been issued by the Company in a capital raising transaction (and that would otherwise reduce the exercise price of any other outstanding warrants issued by the Company) during the period beginning on November 15, 2016 and ending on the date of the issuance of the MSA Warrants.

The foregoing description of the Master Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Services Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On November 16, 2016, the Company issued a press release announcing the entry into and the closing of the Merger, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 15, 2016, the Company entered into the Merger Agreement pursuant to which, among other things, Merger Sub merged with and into Ithena (as a result of which Ithena became a wholly-owned subsidiary of the Company) and the Company issued an aggregate of approximately 58.4 million shares of its common stock to the former holders of Ithena common stock immediately prior to the completion of the Merger.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger, the Company entered into a Line Letter dated November 15, 2016 with Vuong Trieu, the president of Ithena, pursuant to which Dr. Trieu offered to the Company an unsecured line of credit in an amount not to exceed $540,000, to be used for current operating expenses of the Company. Dr. Trieu will consider requests for advances under the Line Letter until April 30, 2017. Dr. Trieu shall have the right at any time for any reason in his sole and absolute discretion to terminate the line of credit available under the Line Letter or to reduce the maximum amount available thereunder without notice to the Company or any other Person; provided, that Dr. Trieu agreed that he shall not demand the repayment of any advances that are made to the Company under the Line Letter prior to the earlier of: (i) the six (6) month anniversary of the closing of the Merger; and (ii) the date on which (x) the Company makes a general assignment for the benefit of its creditors, (y) the Company applies for or consents to the appointment of a receiver, a custodian, a trustee or liquidator of all or a substantial part of its assets or (z) the Company ceases operations. Dr. Trieu has advanced an aggregate of $15,000 to the Company under the Line Letter. Advances made under the Line Letter shall bear interest at the rate of five percent (5%) per annum, shall be evidenced by the Demand Promissory Note issued by the Company to Dr. Trieu, and shall be due and payable upon demand by Dr. Trieu.

Dr. Trieu shall have the right, exercisable by delivery of written notice thereof to the Company (the “Election Notice”), to either: (i) receive repayment for the entire unpaid principal amount advanced under the Line Letter and the accrued and unpaid interest thereon on the date of the delivery of the Election Notice (the “Outstanding Balance”) or (ii) convert the Outstanding Balance into such number of shares of the Company’s common stock as is equal to (x) the Outstanding Balance by (y) the closing price of the Company’s common stock on November 15, 2016 (such price, the “Conversion Price”, and the number of shares of common stock to be issued pursuant to the foregoing formula, the “Conversion Shares”); provided, that in no event shall the Conversion Price be lower than the lower of (x) $0.28 per share or (y) the lowest exercise price of any securities of the Company that have been issued by the Company in a capital raising transaction (and that would otherwise reduce the exercise price of any other outstanding warrants issued by the Company) during the period between November 15, 2016 and the date of the delivery of the Election Notice.

The foregoing description of the Line Letter and the Demand Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Line Letter and the Demand Promissory Note, a copy of each of which is filed as Exhibit 10.2 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Issuance of Securities in Merger

The information disclosed under the heading “Merger Agreement” under Item 1.01 above is incorporated by reference into this Item 3.02. The securities of the Company issued in the Merger were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder as a transaction not involving any public offering.

Issuance of Securities to Novosom

The information disclosed under Item 8.01 below regarding the issuance of shares of the Company’s common stock to Novosom Verwaltungs GmbH (“Novosom”) is incorporated by reference into this Item 3.02. The issuance of the shares to Novosom was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof as a transaction not involving any public offering.

Item 5.01 Change in Control of Registrant.

The information set forth under the heading “Merger Agreement” under Item 1.01 is incorporated by reference herein. As a result of the Merger, the former holders of Ithena common stock immediately prior to the completion of the Merger own approximately 65% of the issued and outstanding shares of the Company’s common stock following the completion of the Merger, and after giving effect to the issuance of shares of the Company’s common stock to Novosom as disclosed under Item 8.01 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Pursuant to the Merger Agreement, and in connection with the Merger, Vuong Trieu was appointed to the Company’s Board of Directors (the “Board”), to serve until the Company’s 2017 annual meeting of stockholders or until his earlier death, resignation or removal. In connection with the appointment of Dr. Trieu to the Board, the Board adopted resolutions to set the size of the Board at five (5) directors, to be effective upon the closing of the Merger. The Company also agreed in the Merger Agreement that it would appoint a person identified by Dr. Trieu, which person is reasonably acceptable to the Company, to the Board not more than thirty (30) days following the closing of the Merger.

Other than as a result of the Merger Agreement, the transactions contemplated thereby and the agreements entered into in connection therewith, there are no arrangements or understandings between Dr. Trieu and any other persons pursuant to which Dr. Trieu was selected as a director. In addition, there are no transactions between the Company and Dr. Trieu or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, other than that the Company and Dr. Trieu are parties to the Line Letter, pursuant to which Dr. Trieu offered to the Company an unsecured line of credit in an amount not to exceed $540,000, to be used for current operating expenses of the Company. The Line Letter is described in Item 2.03 of this Current Report on Form 8-K. Dr. Trieu is also the Chief Executive Officer of Autotelic LLC and the Chairman of the Board of Directors of Autotelic Inc., which entities are parties to the License Agreement and the Master Services Agreement described in Item 1.01 of this Current Report on form 8-K. Following the completion of the Merger, Autotelic LLC owns approximately 25.8% of the issued and outstanding shares of the Company’s common stock, and Autotelic Inc. owns approximately 5.9% of issued and outstanding shares of the Company’s common stock.

In connection with his appointment as a member of the Board, Dr. Trieu was also appointed to serve as Chairman of the Board.

Option Grants to Current Directors

In connection with and subject to the completion of the Merger, the Board approved the grant to each of the current members of the Board of options to purchase up to 35,000 shares of the Company’s common stock at an exercise price of $0.10 per share. The options will be exercisable for the five-year period beginning on the date of grant.

Item 8.01 Other Events.

On November 15, 2016, the Company agreed to issue to Novosom 1,500,000 shares of the Company’s common stock upon the closing of the Merger in consideration of Novosom’s agreement that the consummation of the Merger would not constitute a “Liquidity Event” under that certain Asset Purchase Agreement dated as of July 27, 2010 between and among the Company, Novosom and Steffen Panzner, Ph.D. (the “Novosom Agreement”), and thus that no additional consideration under the Novosom Agreement would be due to Novosom as a result of the consummation of the Merger. The Company agreed that it would, within thirty (30) days following the date on which the Company files with the Securities and Exchange Commission (the “Commission”) the audited financial statements that are required to be filed by the Company under the Securities Act as a result of the consummation of the Merger, file with the Commission a registration statement to register the resale of such shares by Novosom, and that it would use commercially reasonable efforts to cause such registration statement to be declared effective within sixty (60) days of the filing thereof.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company will file the financial statements required to be filed by this Item 9.01(a) not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma Financial Information.

The Company will file the financial statements required to be filed by this Item 9.01(b) not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 15, 2016, by and among Marina Biotech, Inc., Ithena Acquisition Corporation, IthenaPharma Inc. and Vuong Trieu as the representative of IthenaPharma Inc.

4.1	Form of Demand Promissory Note issued by Marina Biotech, Inc. to Vuong Trieu.

10.1	Master Services Agreement, dated as of November 15, 2016, by and between Marina Biotech, Inc. and Autotelic Inc.

10.2	Line Letter dated November 15, 2016 from Vuong Trieu to Marina Biotech, Inc.

99.1	Press release of Marina Biotech, Inc. dated November 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

November 18, 2016	By:	/s/ Joseph W. Ramelli
	Name:	Joseph W. Ramelli
	Title:	Interim CEO

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 15, 2016, by and among Marina Biotech, Inc., Ithena Acquisition Corporation, IthenaPharma Inc. and Vuong Trieu as the representative of IthenaPharma Inc.

4.1	Form of Demand Promissory Note issued by Marina Biotech, Inc. to Vuong Trieu

10.1	Master Services Agreement, dated as of November 15, 2016, by and between Marina Biotech, Inc. and Autotelic Inc.

10.2	Line Letter dated November 15, 2016 from Vuong Trieu to Marina Biotech, Inc.

99.1	Press release of Marina Biotech, Inc. dated November 16, 2016